Registration No. 333-175304

As filed with the Securities and Exchange Commission on May 30, 2014

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MODINE MANUFACTURING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Wisconsin	39-0482000
(State of Incorporation)	(I.R.S. Employer Identification No.)

1500 DeKoven Avenue
Racine, Wisconsin	53403
(Address of Principal Executive Offices)	(Zip Code)
____________________________________

Modine 401(K) Retirement Plan for Hourly Employees
Modine 401(K) Retirement Plan for Salaried Employees
____________________________________

Margaret C. Kelsey
Vice President, General Counsel and Secretary
Modine Manufacturing Company
1500 DeKoven Avenue
Racine, Wisconsin 53403
(262) 636-1200

(Name, address and telephone number, including area code, of agent for service)
With copies to:
C.J. Wauters
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202
(414) 273-3500

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

This Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-175304 shall become effective automatically upon the date of filing in accordance with Rule 464 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

On July 1, 2011, Modine Manufacturing Company (the “Company”) filed a registration statement on
 Form S-8 (Registration No. 333-175304) (the “2011 Form S-8”) with the Securities and Exchange Commission, which registered 1,000,000 shares of the Company’s common stock in connection with the Modine 401(k) Retirement Plan for Hourly Employees (the “Hourly 401(k) Plan”) and the Modine 401(k) Plan for Salaried Employees (the “Salaried 401(k) Plan”), along with an indeterminate amount of interests to be offered or sold pursuant to such plans.  The 2011 Form S-8 was filed pursuant to General Instruction E to Form S-8.

The 2011 Form S-8 inadvertently incorporated by reference the information in (1) the Registration Statement on Form S-8, as amended, relating to the Salaried 401(k) Plan (Registration No. 333-48292), and (2) the Registration Statement on Form S-8, as amended, relating to the Hourly 401(k) Plan (Registration No. 333-48298), each as originally filed by the Company on October 20, 2000.  This Amendment is being filed solely for the purpose of instead incorporating by reference the information in (1) the Registration Statement on Form S-8 relating to the Salaried 401(k) Plan (Registration No. 333-100772), and (2) the Registration Statement on Form S-8 relating to the Hourly 401(k) Plan (Registration No. 333-100771), each filed by the Company on October 28, 2002.

Exhibits

23	Consent of PricewaterhouseCoopers LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Racine, State of Wisconsin, on May 30, 2014.

MODINE MANUFACTURING COMPANY

By:	/s/Thomas A. Burke
Thomas A. Burke
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Thomas A. Burke	President, Chief Executive Officer and Director	May 30, 2014
Thomas A. Burke	(Principal Executive Officer)

/s/Michael B. Lucareli	Vice President, Finance and Chief Financial Officer	May 30, 2014
Michael B. Lucareli	(Principal Financial Officer)

/s/David J. Anderson	Director	May 30, 2014
David J. Anderson

/s/Charles P. Cooley	Director	May 30, 2014
Charles P. Cooley

/s/Suresh V. Garimella	Director	May 30, 2014
Suresh V. Garimella

/s/Larry O. Moore	Director	May 30, 2014
Larry O. Moore

/s/Christopher W. Patterson	Director	May 30, 2014
Christopher W. Patterson

/s/Marsha C. Williams	Director	May 30, 2014
Marsha C. Williams

/s/Christine Y. Yan	Director	May 30, 2014
Christine Y. Yan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans subject hereto) have duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Racine, state of Wisconsin, on May 30, 2014.

MODINE 401(K) RETIREMENT PLAN FOR SALARIED EMPLOYEES and MODINE 401(K) RETIREMENT PLAN FOR HOURLY EMPLOYEE

/s/Margaret C. Kelsey
Margaret C. Kelsey
Committee Member, on behalf of the Committee

Exhibit Index

23	Consent of PricewaterhouseCoopers LLP